Exhibit (j)



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" for the Scudder Variable Series II Funds (as listed in Appendix A) in the Scudder Variable Series II Class A Shares and Class B Shares Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Scudder Variable Series II Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 57 to the Registration Statement (Form N-1A, No. 33-11802) of our report dated February 15, 2005, on the financial statements and financial highlights of the Scudder Variable Series II Funds listed in Appendix A, respectively, included in the respective Fund's Annual Report dated December 31, 2004.



                                                        /s/Ernst & Young LLP
                                                        ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2005

                                                                     Exhibit (j)




Appendix A
----------

             Registrant                 Series Comprising Registrant
Scudder Variable Series II      Scudder Aggressive Growth Portfolio
                                Scudder Blue Chip Portfolio
                                Scudder Fixed Income Portfolio
                                Scudder Global Blue Chip Portfolio
                                Scudder Government & Agency Securities Portfolio
                                Scudder Growth Portfolio
                                Scudder High Income Portfolio
                                Scudder International Select Equity Portfolio
                                Scudder Large Cap Value Portfolio
                                Scudder Money Market Portfolio
                                Scudder Small Cap Growth Portfolio
                                Scudder Strategic Income Portfolio
                                Scudder Technology Growth Portfolio
                                Scudder Total Return Portfolio
                                Scudder Mercury Large Cap Core Portfolio
                                Scudder Templeton Foreign Value Portfolio
                                SVS Davis Venture Value Portfolio
                                SVS Dreman Financial Services Portfolio
                                SVS Dreman High Return Equity Portfolio
                                SVS Dreman Small Cap Portfolio
                                SVS Eagle Focused Large Cap Growth Portfolio
                                SVS Focus Value+Growth Portfolio
                                SVS Index 500 Portfolio
                                SVS INVESCO Dynamic Growth Portfolio
                                SVS Janus Growth and Income Portfolio
                                SVS Janus Growth Opportunities Portfolio
                                SVS MFS Strategic Value Portfolio
                                SVS Oak Strategic Equity Portfolio
                                SVS Turner Mid Cap Growth Portfolio
                                Scudder Conservative Income Strategy Portfolio
                                Scudder Growth & Income Strategy Portfolio
                                Scudder Growth Strategy Portfolio
                                Scudder Income & Growth Strategy Portfolio